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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                              November 20, 1996

Bank Plus Corporation,
  4565 Colorado Boulevard,
    Los Angeles, California 90039

Dear Sirs:

          In connection with the registration under the Securities Act of 1933 (the "Act") of 1,375,000 shares (the "Securities") of Common Stock, par value $0.01 per share, of Bank Plus Corporation, a Delaware corporation (the "Company"), issued or to be issued pursuant to the Company's 1996 Stock Option Plan (the "Plan"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the issue and sale of the Securities to be issued subsequent to the date hereof have been duly established in conformity with the Company's certificate of incorporation, the Securities
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Bank Plus Corporation                                                        -2-

to be issued subsequent to the date hereof have been duly issued and the Securities have been sold as contemplated by the Registration Statement and the terms of the Plan, the Securities will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,

                                      /s/ Sullivan & Cromwell